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                                                                       Exhibit b
                               LIBERTY ACORN TRUST
                                     BYLAWS
                                     ------




                                Table of Contents
                                -----------------

Section 1.  Agreement and Declaration of Trust and Principal Office........... 1
        1.1 Agreement and Declaration of Trust................................ 1
        1.2 Principal Office of the Trust..................................... 1
Section 2.  Shareholders...................................................... 1
        2.1 Shareholder Meetings.............................................. 1
        2.2 Place of Meetings................................................. 1
        2.3 Notice of Meetings................................................ 1
        2.4 Ballots........................................................... 2
        2.5 Proxies........................................................... 2
Section 3.  Trustees.......................................................... 2
        3.1 Committees and Advisory Board..................................... 2
        3.2 Chairman and Vice-chairman........................................ 2
        3.3 Regular Meetings.................................................. 2
        3.4 Special Meetings.................................................. 2
        3.5 Notice............................................................ 3
        3.6 Quorum............................................................ 3
        3.7 Eligibility to Serve.............................................. 3
        3.8 Independent Trustees.............................................. 3
Section 4.  Officers and Agents............................................... 3
        4.1 Enumeration; Qualification........................................ 3
        4.2 Powers............................................................ 3
        4.3 Election.......................................................... 4
        4.4 Tenure............................................................ 4
        4.5 President......................................................... 4
        4.6 Vice Presidents................................................... 4
        4.7 Treasurer......................................................... 4
        4.8 Secretary......................................................... 4
Section 5.  Resignations and Removals......................................... 4
Section 6.  Vacancies......................................................... 5
Section 7.  Shares of Beneficial Interest..................................... 5
        7.1 Share Certificates................................................ 5
        7.2 Loss of Certificates.............................................. 5
        7.3 Discontinuance of Issuance of Certificates........................ 5
Section 8.  Record Date and Closing Transfer Books............................ 5
Section 9.  Seal.............................................................. 6
Section 10. Execution of Papers............................................... 6
Section 11. Fiscal Year....................................................... 6
Section 12. Amendments........................................................ 6


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                                     BYLAWS
                                     ------

                                       OF
                                       --

                             ACORN INVESTMENT TRUST
                             -----------------------
                      (as amended through October 24, 1997)

                     Section 1. Agreement and Declaration of
                                Trust and Principal Office
                                --------------------------


1.1 AGREEMENT AND DECLARATION OF TRUST. These Bylaws shall be subject to the Agreement and Declaration of Trust, as from time to time in effect (the "Declaration of Trust"), of Acorn Investment Trust, a Massachusetts business trust established by the Declaration of Trust (the "Trust").

1.2 PRINCIPAL OFFICE OF THE TRUST. The principal office of the Trust shall be located in Chicago, Illinois.

                            SECTION 2. SHAREHOLDERS.

2.1. SHAREHOLDER MEETINGS. A meeting of the shareholders of the Trust or of any one or more series or classes of shares may be called at any time by the Trustees, by the chairman, the president or, if the Trustees, the chairman and the president shall fail to call any meeting of shareholders for a period of 30 days after written application of one or more shareholders who hold at least 10% of all outstanding shares of the Trust, if shareholders of all series are required under the Declaration of Trust to vote in the aggregate and not by individual series at such meeting, or of any series or class, if shareholders of such series or class are entitled under the Declaration of Trust to vote by individual series or class at such meeting, then such shareholders may call such meeting. If the meeting is a meeting of the shareholders of one or more series or classes of shares, but not a meeting of all shareholders of the Trust, then only the shareholders of such one or more series or classes shall be entitled to notice of and to vote at the meeting. Each call of a meeting shall state the place, date, hour and purposes of the meeting.

2.2 PLACE OF MEETINGS. All meetings of the shareholders shall be held at the principal office of the Trust, or, to the extent permitted by the Declaration of Trust, at such other place within the United States as shall be designated by the Trustees or the president of the Trust.

2.3 NOTICE OF MEETINGS. A written notice of each meeting of shareholders, stating the place, date and hour and the purposes of the meeting, shall be given at least seven days before the meeting to each shareholder entitled to vote thereat by leaving such notice with him or her or at his or her residence or usual place of business or by mailing it, postage prepaid, and addressed to such shareholder at his or her address as it appears in the records of the Trust. Such notice shall be given by the secretary or an assistant secretary or by an officer designated by the Trustees. No notice of any meeting of shareholders need be given to a shareholder if a written waiver of


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notice, executed before or after the meeting by such shareholder or his or her attorney thereunto duly authorized, is filed with the records of the meeting.

2.4 BALLOTS. No ballot shall be required for any election unless requested by a shareholder present or represented at the meeting and entitled to vote in the election.

2.5. PROXIES. Shareholders entitled to vote may vote either in person or by proxy executed not more than six months before the meeting named therein, which proxies shall be filed with the secretary or other person responsible to record the proceedings of the meeting before being voted. The placing of a shareholder's name on a proxy pursuant to telephone or electronically transmitted instructions obtained pursuant to procedures reasonably designed to verify that such instructions have been authorized by such shareholder shall constitute execution of such proxy by or on behalf of such shareholder. Unless otherwise specifically limited by their terms, such proxies shall entitle the holders thereof to vote at any adjournment of such meeting but shall not be valid after the final adjournment of such meeting. [amended 9/30/97]

                               SECTION 3. TRUSTEES

3.1 COMMITTEES AND ADVISORY BOARD. The Trustees may appoint from their number an executive committee and other committees. Except as the Trustees may otherwise determine, any such committee may make rules for conduct of its business. The Trustees may appoint an advisory board to consist of not less than two nor more than five members. The members of the advisory board shall be compensated in such manner as the Trustees may determine and shall confer with and advise the Trustees regarding the investments and other affairs of the Trust. Each member of the advisory board shall hold office until the first meeting of the Trustees following the next meeting of the shareholders and until his or her successor is elected and qualified, or until he or she sooner dies, resigns, is removed or becomes disqualified, or until the advisory board is sooner abolished by the Trustees.

3.2 CHAIRMAN AND VICE-CHAIRMAN. The Trustees may appoint a chairman and a vice-chairman, who shall be Trustees of the Trust but need not be shareholders. The chairman shall preside at all meetings of the shareholders and of the Trustees and in the chairman's absence, the vice-chairman shall so preside. The chairman and the vice-chairman shall hold their respective positions at the pleasure of the Trustees. Neither the chairman nor the vice-chairman shall, by reason of holding such position, be or be deemed to be officers of the Trust. [added 9/15/92]

3.3 REGULAR MEETINGS. Regular meetings of the Trustees may be held without call or notice at such places and at such times as the Trustees may from time to time determine, provided that notice of the first regular meeting following any such determination shall be given to absent Trustees. [renumbered 9/15/92]

3.4 SPECIAL MEETINGS. Special meetings of the Trustees may be held at any time and at any place designated in the call of the meeting; when called by the chairman, the president or the treasurer or by two or more Trustees, sufficient notice thereof being given to each Trustee by the secretary or an assistant secretary or by the officer or one of the Trustees calling the meeting. [renumbered 9/15/92]



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3.5      NOTICE. It shall be sufficient notice to a Trustee to send notice by mail at least forty-eight hours or by telegram at least twenty-four hours before the meeting addressed to the Trustee at his or her usual or last known business or residence address or to give notice to him or her in person or by telephone at least twenty-four hours before the meeting. Notice of a meeting need not be given to any Trustee if a written waiver of notice, executed by him or her before or after the meeting, is filed with the records of the meeting, or to any Trustee who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him or her. Neither notice of a meeting nor a waiver of a notice need specify the purposes of the meeting. [renumbered 9/15/92]

3.6 QUORUM. At any meeting of the Trustees one-third of the Trustees then in office shall constitute a quorum; provided, however, a quorum shall not be less than two. Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice. [renumbered 9/15/92]

3.7 ELIGIBILITY TO SERVE. After June 1, 2002 no person shall be appointed to serve as a trustee after attaining the age of 65 years. Any Trustee shall retire as a Trustee as of the end of the calendar year in which the Trustee attains the age of 75 years, except that this provision shall not apply to Irving B. Harris, the founder of The Acorn Fund, Inc., the predecessor of the Trust, or to the chairman or vice-chairman of the board of trustees, or to the chairman of the executive committee of the board of trustees. [added 2/2/93; amended 12/2/94, 2/25/97 and 5/20/02]

3.8 INDEPENDENT TRUSTEES. From the Effective Time, as defined in the Agreement and Plan of Merger among Wanger Asset Management, Ltd., Wanger Asset Management, L.P., Liberty Financial Companies, Inc. and WAM Acquisition L.P. dated as of June 9, 2000, through and including the third anniversary of the Effective Time, the Trust may not at any time have a board more than 25% of the members of which are persons who are "interested persons" of the Trust's investment adviser or of Wanger Asset Management, L.P., as the term "interested persons" is defined by the Investment Company Act of 1940. [added 9/20/00]


                         SECTION 4. OFFICERS AND AGENTS

4.1 ENUMERATION; QUALIFICATION. The officers of the Trust shall be a president, a treasurer, a secretary and such other officers, if any, as the Trustees from time to time may in their discretion elect or appoint. The Trust may also have such agents, if any, as the Trustees from time to time may in their discretion appoint. Any officer may be but none need be a Trustee or shareholder. Any two or more offices may be held by the same person. [amended 9/15/92]

4.2 POWERS. Subject to the other provisions of these Bylaws, each officer shall have, in addition to the duties and powers herein and in the Declaration of Trust set forth, such duties and powers as are commonly incident to his or her office as if the Trust were organized as a Massachusetts business corporation and such other duties and powers as the Trustees may from time to time designate, including without limitation the power to make purchases and sales of



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portfolio securities of the Trust pursuant to recommendations of the Trust's investment adviser in accordance with the policies and objectives of the Trust set forth in its prospectus and with such general or specific instructions as the Trustees may from time to time have issued.

4.3 ELECTION. The president, the treasurer and the secretary shall be elected annually by the Trustees. Other officers, if any, may be elected or appointed by the Trustees at any time. [amended 9/15/92]

4.4 TENURE. The president, the treasurer and the secretary shall hold office until their respective successors are chosen and qualified, or in each case until he or she sooner dies, resigns, is removed or becomes disqualified. Each other officer shall hold office at the pleasure of the Trustees. Each agent shall retain his or her authority at the pleasure of the Trustees. [amended 9/15/92]

4.5 PRESIDENT. The president shall be the chief executive officer of the Trust. In the absence of the chairman and the vice-chairman, or in the event of the inability or refusal to act of both of them, the president shall preside at meetings of the Trustees or shareholders. [amended 9/15/92]

4.6 VICE PRESIDENTS. In the absence of the president, or in the event of the president's inability or refusal to act, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the president, and when so acting shall have all the powers of the president. Any vice president shall have such other duties and powers as shall be designated from time to time by the Trustees or the president. [renumbered 9/15/92]

4.7 TREASURER. The treasurer shall be the chief financial and accounting officer of the Trust and subject to any arrangement made by the Trustees with a bank or trust company or other organization as custodian or transfer or shareholder services agent, shall be in charge of its valuable papers and its books of account and accounting records, and shall have such duties and powers as shall be designated from time to time by the Trustees or the president. Any assistant treasurer shall have such duties and powers as shall be designated from time to time by the Trustees. [renumbered 9/15/92]

4.8 SECRETARY. The secretary shall record all proceedings of the shareholders and the Trustees in books to be kept therefor, which books shall be kept at the principal office of the Trust. In the absence of the secretary from any meeting of shareholders or Trustees, an assistant secretary, or if there be none or he or she is absent, a temporary clerk chosen at the meeting, shall record the proceedings thereof in the aforesaid books. [renumbered 9/15/92]

                      SECTION 5. RESIGNATIONS AND REMOVALS

Any Trustee, chairman, vice-chairman, officer or advisory board member may resign at any time by delivering his or her resignation in writing to the president, the treasurer or the secretary or to a meeting of the Trustees. The Trustees may remove any officer elected by them with or without cause by the vote of a majority of the Trustees then in office. Except to the extent expressly provided in a written agreement with the Trust, no Trustee, chairman, vice-chairman, officer, or



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advisory board member resigning, and no officer, chairman, vice-chairman, or advisory board member removed, shall have any right to any compensation for any period following his or her resignation or removal, or any right to damages on account of such removal. [amended 9/15/92]

                              SECTION 6. VACANCIES

A vacancy in any office may be filled at any time. Each successor shall hold office for the unexpired term, and in the case of the president, the treasurer and the secretary, until his or her successor is chosen and qualified, or in each case until he or she sooner dies, resigns, is removed or becomes disqualified. [amended 9/15/92]

                    SECTION 7. SHARES OF BENEFICIAL INTEREST

7.1 SHARE CERTIFICATES. No certificates certifying the ownership of shares shall be issued except as the Trustees may otherwise authorize. In the event that the Trustees authorize the issuance of share certificates, subject to the provisions of Section 7.3, each shareholder shall be entitled to a certificate stating the number of whole shares owned by him or her, in such form as shall be prescribed from time to time by the Trustees. Such certificate shall be signed by the chairman, the president or a vice president and by the treasurer or secretary. Such signatures may be facsimiles if the certificate is signed by a transfer agent or by a registrar, other than a Trustee, officer or employee of the Trust. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Trust with the same effect as if he or she were such officer at the time of its issue.

In lieu of issuing certificates for shares, the Trustees or the transfer agent may either issue receipts therefor or keep accounts upon the books of the Trust for the record holders of such shares, who shall in either case be deemed, for all purposes hereunder, to be the holders of certificates for such shares as if they had accepted such certificates and shall be held to have expressly assented and agreed to the terms hereof.

7.2 LOSS OF CERTIFICATES. In the case of the alleged loss or destruction or the mutilation of a share certificate, a duplicate certificate may be issued in place thereof, upon such terms as the Trustees may prescribe.

7.3 DISCONTINUANCE OF ISSUANCE OF CERTIFICATES. The Trustees may at any time discontinue the issuance of share certificates and may, by written notice to each shareholder, require the surrender of share certificates to the Trust for cancellation. Such surrender and cancellation shall not affect the ownership of shares in the Trust.

                SECTION 8. RECORD DATE AND CLOSING TRANSFER BOOKS

The Trustees may fix in advance a time, which shall not be more than 90 days before the date of any meeting of shareholders or the date for the payment of any dividend or making of any other distribution to shareholders, as the record date for determining the shareholders having the right to notice and to vote at such meeting and any adjournment thereof or the right to receive such





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dividend or distribution, and in such case only shareholders of record on such record date shall have such right, notwithstanding any transfer of shares on the books of the Trust after the record date; or without fixing such record date the Trustees may for any of such purposes close the transfer books for all or any part of such period. [amended 10/24/97]

                                 SECTION 9. SEAL

The seal of the Trust shall, subject to alteration by the Trustees, consist of a flat-faced circular die with the word "Massachusetts," together with the name of the Trust and the year of its organization, cut or engraved thereon; but, unless otherwise required by the Trustees, the seal shall not be necessary to be placed on, and its absence shall not impair the validity of, any document, instrument or other paper executed and delivered by or on behalf of the Trust.

                         SECTION 10. EXECUTION OF PAPERS

Except as the Trustees may generally or in particular cases authorize the execution thereof in some other manner, all deeds, leases, transfers, contracts, bonds, notes, checks, drafts and other obligations made, accepted or endorsed by the Trust shall be signed, and all transfers of securities standing in the name of the Trust shall be executed, by the president or by one of the vice presidents or by the treasurer or by whomsoever else shall be designated for that purpose by the vote of the Trustees and need not bear the seal of the Trust. [amended 9/15/92]

                             SECTION 11. FISCAL YEAR

Except as from time to time otherwise provided by the Trustees, the fiscal year of the Trust shall end on December 31.

                             SECTION 12. AMENDMENTS

These Bylaws may be amended or repealed, in whole or in part, by a majority of the Trustees then in office at any meeting of the Trustees, or by one or more writings signed by such a majority.



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